EXHIBIT 10.25

October 24, 2007

Arlene Morris

[Address]

Re:    Retention as member of Compensation Committee

Dear Ms. Morris:

This letter will confirm your retention as a member of the Compensation Committee with the Phenomix board of directors.

You will be paid $1,000.00 per meeting attended, whether in person or via teleconference. We will endeavor to provide any materials necessary to prepare for a Compensation Committee meeting prior to such meetings. Although travel related solely to a Compensation Committee meeting is not anticipated, Phenomix will also pay any reasonable travel related expenses incurred as a result of travel to such meetings.

Kindly acknowledge your consent to the above by signing below and returning one signed original to the attention of Laura K. Shawver, Ph.D.

Sincerely,

/s/ Deepa Pakianathan

Deepa Pakianathan, Ph.D

Chair, Governance Committee

Cc:    Laura Shawver

Accepted by:

/s/ Arlene Morris
Arlene Morris

Dated:              10/25/2007

Phenomix Corporation ·5871 Oberlin Drive, Suite 200 · San Diego, CA 92121· 858-731-5200 telephone 858-731-5226 fax